As filed with the Securities and Exchange Commission on June 14, 2004

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

INHIBITEX, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	74-2708737

(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1165 Sanctuary Parkway
Suite 400
Alpharetta, GA 30004

(Address of Principal Executive Offices including Zip Code)

Inhibitex, Inc. 2004 Stock Incentive Plan
Inhibitex, Inc. 2004 Employee Stock Purchase Plan
Inhibitex, Inc. 2002 Non-Employee Directors Stock Option Plan
Inhibitex, Inc. Amended and Restated 1998 Equity Ownership Plan
Stock Option Agreement with Timothy J. Foster

(Full Title of the Plan)

WILLIAM D. JOHNSTON, Ph.D.
President and Chief Executive Officer
Inhibitex, Inc.
1165 Sanctuary Parkway
Suite 400
Alpharetta, GA 30004
(678) 746-1100

(Name and Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copy to:
DAVID S. ROSENTHAL, ESQ.
Swidler Berlin Shereff Friedman, LLP
The Chrysler Building
405 Lexington Avenue
New York, NY 10174
(212) 973-0111

CALCULATION OF REGISTRATION FEE

Title of Each Class	Amount	Proposed Maximum		Proposed Maximum	Amount of
of Securities To Be	to be	Offering Price		Aggregate Offering	Registration
Registered	Registered(1)	Per Share		Price	Fee
Common Stock, $0.001 par value	1,404,058 shares (2)	$7.025	(3)	$9,863,507	$1,249.71
Common Stock, $0.001 par value	1,006,025 shares (4)	$2.04	(5)	$2,052,291	$260.03
Common Stock, $0.001 par value	210,084 shares (6)	$7.025	(3)	$1,475,840	$186.99
Common Stock, $0.001 par value	66,804 shares (7)	$1.90	(8)	$126,928	$16.08
Common Stock, $0.001 par value	195,077 shares (9)	$0.45	(10)	$87,785	$11.12
Common Stock, $0.001 par value	2,207 shares (11)	$0.36	(12)	$795	$0.10
Total	2,884,255 shares	—		$13,607,146	$1,724.03

(1)	Pursuant to Rule 416(a), this Registration Statement shall also cover any additional shares of the Registrant’s common stock, par value $0.001 per share (the “Common Stock”), that become issuable under any of the plans by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Common Stock

(2)	Represents 1,404,058 shares of Common Stock available for future grants under the Inhibitex, Inc. 2004 Stock Incentive Plan.

(3)	This estimate is made pursuant to Rule 457(h) solely for purposes of calculating the registration fee, and is based on the average ($7.025) of the high ($7.05) and low ($7.00) prices for the Registrant’s Common Stock reported by the Nasdaq National Market on June 9, 2004.

(4)	Represents shares reserved for issuance upon the exercise of outstanding options granted under the Inhibitex, Inc. 2004 Stock Incentive Plan.

(5)	This estimate is made pursuant to Rule 457(h) solely for purposes of calculating the registration fee, and is equal to the weighted average exercise price of these outstanding options granted under the 2004 Stock Incentive Plan.

(6)	Represents shares initially available for future grants under the Inhibitex, Inc. Employee Stock Purchase Plan

(7)	Represents shares reserved for issuance upon the exercise of outstanding options granted under the Inhibitex, Inc. 2002 Non-Employee Directors Stock Option Plan (the “2002 Plan”).

(8)	This estimate is made pursuant to Rule 457(h) solely for purposes of calculating the registration fee, and is equal to the weighted average exercise price of these outstanding options granted under the 2002 Plan.

(9)	Represents shares reserved for issuance upon the exercise of outstanding options granted under the Inhibitex, Inc. Amended and Restated 1998 Equity Ownership Plan (the “1998 Plan”).

(10)	This estimate is made pursuant to Rule 457(h) solely for purposes of calculating the registration fee, and is equal to the weighted average exercise price of these outstanding options granted under the 1998 Plan.

(11)	Represents shares reserved for issuance upon the exercise of outstanding options granted to Timothy J. Foster.

(12)	This estimate is made pursuant to Rule 457(h) solely for purposes of calculating the registration fee, and is equal to the exercise price of these outstanding options.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents previously filed by the Company, with the Securities and Exchange Commission pursuant to the Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference:

(a)	The Company’s Prospectus filed on June 3, 2004 pursuant to Rule 424(b) under the Act; and

(b)	The description of the Company’s common stock, par value $0.001 per share, contained in the Company’s Registration Statement on Form 8-A filed under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF THE SECURITIES.

Not Applicable

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not Applicable

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 145 of the General Corporation Law of the State of Delaware permits a corporation, under specified circumstances, to indemnify its directors, officers, employees or agents against expenses (including attorney’s fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties by reason of the fact that they were or are directors, officers, employees or agents of the corporation, if such directors, officers, employees or agents acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, indemnification may be made only for expenses actually or reasonably incurred by directors, officers, employees or agents in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant directors, officers, employees or agents are fairly and reasonably entitled to indemnify for such expenses despite such adjudication of liability.

Our amended and restated certificate of incorporation provides that we shall indemnify our directors, officers and employees (and those serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or as a trustee or administrator under an employee benefit plan) against all expenses (including attorney’s fees), liability and loss in any action, suit or proceeding arising out of his or her status as a director, officer, employee or agent or activities in any of those capacities. We shall pay expenses incurred by a director, officer, employee or agent in defending an action, suit or proceeding, or appearing as a witness at a time when he or she has not been named as a defendant or a respondent, in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay the amount if it shall ultimately be determined that he or she is not entitled to be indemnified by us.

We have entered into separate, but identical, indemnity agreements with each of our directors and executive officers and we expect to enter into similar indemnity agreements with persons who become directors or executive officers in the future. These indemnity agreements provide that we will indemnify our directors or executive officers, or the indemnitees, against any amounts that he or she becomes legally obligated to pay in connection with any claim against him or her based upon any act, omission, neglect or breach of duty that he or she may commit, omit or suffer while acting in his or her capacity as a director and/or officer of Inhibitex; provided that such claim: (i) is not based upon the indemnitee’s gaining any personal profit or advantage to which he or she is not legally entitled; (ii) is not for any accounting of profits made from the purchase or sale by the indemnitee of our securities within the meaning of Section 16 (b) of the Securities Exchange Act of 1934, as amended, or similar provisions of any state law; and (iii) is not based upon the indemnitee’s knowingly fraudulent, deliberately dishonest or willful misconduct. The indemnity agreements also provide that all costs and expenses incurred by the indemnitee in defending or investigating any such claim shall be paid by us in advance of the final disposition thereof unless a majority of our directors who are not parties to the action, independent legal counsel in a written opinion, our stockholders or a court of competent jurisdiction in a final, unappealable adjudication determine that: (i) the indemnitee did not act in good faith and in a manner that he or she reasonably believed to be in or not opposed to our best interests or (ii) in the case of any criminal action or proceeding, the indemnitee had reasonable cause to believe his or her conduct was unlawful. Each indemnitee has undertaken to repay us for any costs or expenses so advanced if it shall ultimately be determined by a court of competent jurisdiction in a final, nonappealable adjudication that he or she is not entitled to indemnification under the indemnity agreements.

We also carry liability insurance covering each of our directors and officers.

Our amended and restated certificate of incorporation states that our directors will not have personal liability for monetary damages for any breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to us or our stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, which makes directors liable for unlawful dividends or unlawful stock repurchases or redemptions, or (iv) for any transaction from which the director derived an improper personal benefit.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

Not Applicable

ITEM 8. EXHIBITS.

     The following exhibits are filed as part of this registration statement.

4.1	Inhibitex, Inc. Amended and Restated 1998 Equity Ownership Plan (Incorporated by reference to Exhibit 10.1 of the Registration Statement on Form S-1 (Reg. No. 333-113243) filed with the SEC on March 3, 2004.)

4.2	Inhibitex, Inc. 2004 Stock Incentive Plan (Incorporated by reference to Exhibit 10.2 of the Registration Statement on Form S-1 (Reg. No. 333-113243) filed with the SEC on May 6, 2004).

4.3	Inhibitex, Inc. 2002 Non-Employee Directors Stock Option Plan (Incorporated by reference to Exhibit 10.3 of the Registration Statement on Form S-1 (Reg. No. 333-113243) filed with the SEC on March 3, 2004.)

4.4	Inhibitex, Inc. 2004 Employee Stock Purchase Plan (Incorporated by reference to Exhibit 10.4 of the Registration Statement on Form S-1 (Reg. No. 333-113243) filed with the SEC on March 3, 2004.)

4.5	Stock Option Agreement with Timothy J. Foster.

5.1	Opinion of Swidler Berlin Shereff Friedman, LLP.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Swidler Berlin Shereff Friedman, LLP (included in Exhibit 5.1).

24.1	Powers of Attorney (included on signature page).

ITEM 9. UNDERTAKINGS.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(l)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, hereunto duly authorized, in the City of Alpharetta, Georgia, on June 14, 2004.

INHIBITEX, INC.

By:	/s/ William D. Johnston, Ph.D.

William D. Johnston, Ph.D.
Chief Executive Officer, President and Director

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned whose signature appears below constitutes and appoints William D. Johnston and Russell H. Plumb, his true and lawful attorneys-in-fact, with full power of substitution and resubstitution for him and on his behalf, and in his name, place and stead, in any and all capacities to execute and sign any and all amendments or post-effective amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof and the Registrant hereby confers like authority on its behalf.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacity and on the dates indicated.

SIGNATURE	TITLE	DATE
/s/ William D. Johnston, Ph.D. William D. Johnston, Ph.D.	President, Chief Executive Officer and Director (Principal Executive Officer)	June 14, 2004
/s/ Russell H. Plumb Russell H. Plumb	Chief Financial Officer (Principal Financial and Accounting Officer)	June 14 , 2004
/s/ Michael A. Henos Michael A. Henos	Chairman of the Board of Directors	June 14, 2004
/s/ M. James Barrett, Ph.D. M. James Barrett, Ph.D.	Director	June 14 , 2004
/s/ Carl E. Brooks Carl E. Brooks	Director	June 14, 2004
/s/ J. Douglas Eplett, M.D. J. Douglas Eplett, M.D.	Director	June 14 , 2004
/s/ Russell M. Medford, M.D., Ph.D. Russell M. Medford, M.D., Ph.D.	Director	June 14 , 2004
/s/ Arda M. Minocherhomjee, Ph.D. Arda M. Minocherhomjee, Ph.D.	Director	June 14 , 2004
/s/ Joseph M. Patti, M.S.P.H., Ph.D. Joseph M. Patti, M.S.P.H., Ph.D.	Director	June 14, 2004
/s/ Marc L. Preminger Marc L. Preminger	Director	June 14 , 2004
/s/ Louis W. Sullivan, M.D. Louis W. Sullivan, M.D.	Director	June 14 , 2004